          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              JEFFERIES GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              JEFFERIES GROUP, INC.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ----------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ---------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------
     3) Filing Party:

        ---------------------------------------------------------------
     4) Date Filed:

        ---------------------------------------------------------------

                             JEFFERIES GROUP, INC.
                          11100 SANTA MONICA BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 5, 1994
                            ------------------------

To the Stockholders of Jefferies Group, Inc.:

     The Annual Meeting of Stockholders of Jefferies Group, Inc. will be held at the offices of the Company, located at 11100 Santa Monica Boulevard, Second Floor, Los Angeles, California 90025, on Thursday, May 5, 1994, at 1:30 p.m., local time, to consider and act upon:


          1. Election of seven Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified.

          2.  Adoption of the Pay-For-Performance Incentive Plan.

          3.  Adoption of the Non-Employee Directors' Stock Option Plan.

          4. Any other business which may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 25, 1994, are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of such stockholders will be open to examination by any stockholder at the Annual Meeting and for a period of ten days prior to the meeting during ordinary business hours at the offices of the Company located at 11100 Santa Monica Boulevard, Tenth Floor, Los Angeles, California 90025.

     You are cordially invited to attend the Annual Meeting. If you do not expect to attend, we urge you to return your proxy promptly in the enclosed envelope. The return of the proxy does not affect your right to vote in person should you decide to attend the meeting.

                                          For the Board of Directors,

                                            (SIG)

                                          Jerry M. Gluck, Secretary
April 4, 1994

                             JEFFERIES GROUP, INC.
                          11100 SANTA MONICA BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025

                                                                   April 4, 1994

                                PROXY STATEMENT

     The proxy of each stockholder of Jefferies Group, Inc. (the "Company") is being solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the offices of the Company, located at 11100 Santa Monica Boulevard, Second Floor, Los Angeles, California 90025, on Thursday, May 5, 1994, at 1:30 p.m., local time, and at any adjournment thereof. All stockholders of record at the close of business on March 25, 1994, are entitled to notice of and to vote at the meeting. The notice of meeting, Proxy Statement, and form of proxy are being mailed to stockholders on or about April 4, 1994.

     The enclosed form of proxy is for use by the Board of Directors at the meeting and any adjournment thereof. Any stockholder who signs and returns the proxy may revoke it at any time before it has been voted by (i) delivering written notice of its revocation to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date, or (iii) attending the meeting and voting in person.

     In the absence of contrary direction, all shares represented by valid proxies received pursuant to this solicitation will be voted (i) for the election of the seven nominees for Director whose names are listed herein, (ii) for the adoption of the Pay-For-Performance Incentive Plan, (iii) for the adoption of the Non-Employee Directors' Stock Option Plan, and (iv) as to other matters which may properly come before the meeting, in accordance with the best judgment of the proxy holders named in the accompanying proxy.

     Each nominee has consented to being a nominee and, if elected, intends to serve as a Director. In the event that any nominee shall be unable to serve as a Director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the Board of Directors of the Company.

     All costs of solicitation of proxies will be borne by the Company. Although there are no formal agreements to do so, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials and annual reports to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, telegraph or facsimile transmission, by Directors and Officers of the Company, who will not receive special compensation for such solicitations.

     The outstanding voting securities of the Company consisted of 5,745,043 shares of Common Stock, par value of $.01 per share, on March 25, 1994, which is the record date for determining stockholders entitled to notice of and to vote at the meeting. Each share is entitled to one non-cumulative vote for each Director to be elected and one such vote on each separate matter of business properly brought before the meeting.

     The election of Directors will be determined by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the meeting, while approval of other items at the meeting will require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote on such items at the meeting. Accordingly, in the case of shares that are present or represented at the meeting for quorum purposes, not voting such shares for a particular nominee for Director, including by withholding authority on the proxy, will not operate to prevent the election of such nominee if he otherwise receives affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item; and a broker "non-vote" on any other item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will have no effect on the outcome of the vote on such item.

     The votes of all stockholders will be held in confidence from the Company, its Directors, Officers and employees except (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
(ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspector of election to certify the results of the vote. The Company has retained First Chicago Trust Company of New York, its transfer agent, as an independent inspector of election to receive and tabulate the proxies, to certify the results, and to perform any other acts required by the Delaware General Corporation Law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock (i) as of February 28, 1994, by each Director, the four most highly compensated Executive Officers, and all Directors and Executive Officers as a group, and (ii) as of December 31, 1993 (unless another date is set forth in the footnote), by a former Executive Officer, and for each person, other than Mr. Baxter (who is listed under Directors), known by the Company to own beneficially more than 5% of such outstanding Common Stock. Unless otherwise indicated in the footnote, the information set forth below regarding the beneficial owners of more than 5% of the Company's Common Stock is based upon information contained in Schedules 13D and 13G filed with the Securities and Exchange Commission ("SEC") and furnished to the Company by such owners:

                                                               NUMBER OF
                        DIRECTORS                        SHARES(1)(2)(3)(4)(5)           PERCENT
    --------------------------------------------------  ------------------------         -------
    Frank E. Baxter...................................            432,795(6)(7)            7.48%
    Richard G. Dooley.................................              9,000                  0.16
    Tracy G. Herrick..................................              8,262                  0.14
    Michael L. Klowden................................              6,000                  0.11
    Frank J. Macchiarola..............................              8,000                  0.14
    Barry M. Taylor...................................            185,748                  3.24
    Mark A. Wolfson...................................              7,000                  0.12
    OTHER NAMED EXECUTIVE OFFICERS
    Louis V. Bellucci, Sr.............................             96,936                  1.68
    Raymond L. Killian, Jr............................            139,847(8)               2.43
    Jeremiah P. O'Grady...............................            104,844                  1.83
    Marc H. Rapaport..................................             26,507                  0.47
    David A. Sydorick.................................             42,652                  0.75
    All Directors and current Executive Officers
      as a Group (16 persons).........................          1,265,548                 22.20

                     5% STOCKHOLDERS                      NUMBER OF SHARES(1)            PERCENT
    --------------------------------------------------  ------------------------         -------
    Jefferies Group, Inc.
      Employee Stock Ownership Plan...................            722,508(6)(7)           12.67%
    Tweedy, Browne Company L.P. ......................            662,159(9)              10.53
    Ronald R. Mostero.................................            374,104(6)(10)           6.56

- ---------------

 (1) Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares.

 (2) Includes shares subject to options exercisable within sixty days of February 28, 1994, by the following: Mr. Baxter: 81,250 shares; Mr. Dooley:
     5,000 shares; Mr. Macchiarola: 5,000 shares; Mr. Taylor: 34,500 shares; Mr.
     Wolfson: 5,000 shares; Mr. Bellucci: 65,000 shares; Mr. Killian: 41,094 shares;

     Mr. O'Grady: 15,000 shares; Mr. Sydorick: 7,500 shares; and all Directors and Executive Officers as a group: 381,648 shares.

 (3) Includes shares allocated to the accounts of the following persons under the Jefferies Group, Inc. Capital Accumulation Plan for Key Employees (the "CAP"): Mr. Baxter: 4,417 shares; Mr. Taylor: 1,300 shares; Mr. Bellucci:
     3,523 shares; Mr. Killian: 2,845 shares; Mr. Sydorick: 7,574 shares; Mr.
     O'Grady: 2,828 shares; Mr. Rapaport: 3,429 shares; and all Directors and Executive Officers as a group: 32,546 shares. Participants in the CAP have no voting power and they are subject to certain restrictions on disposition.

 (4) Includes shares held by the Jefferies Group, Inc. Employees' Profit Sharing Plan allocated to the accounts of the following persons as of November 30, 1993: Mr. Baxter: 34,343 shares; Mr. Taylor: 207 shares; Mr. Bellucci: 207 shares; Mr. Killian: 7,403 shares; Mr. O'Grady: 7 shares; Mr. Rapaport: -0-shares; Mr. Sydorick: -0-shares; and all Directors and Executive Officers as a group: 42,729 shares.

 (5) Includes shares held pursuant to the Jefferies Group, Inc. Employee Stock Ownership Plan (the "ESOP") allocated to the accounts of the following persons as of November 30, 1993: Mr. Baxter: 8,666 shares; Mr. Taylor:
     6,343 shares; Mr. Bellucci: 8,666 shares; Mr. Killian: 8,666 shares; Mr.
     O'Grady: 8,666 shares; Mr. Rapaport: 2,579 shares; Mr. Sydorick: 2,579 shares; and all Directors and Executive Officers as a group: 67,815 shares. These individuals have sole voting power and may be deemed to share dispositive power over shares held by the ESOP. (See also Footnote (7) below.)

 (6) The business address of the person listed is 11100 Santa Monica Boulevard, Tenth Floor, Los Angeles, California 90025.

 (7) The terms of the ESOP provide for the voting rights associated with the shares held by the ESOP to be passed through and exercised exclusively by the participants in the ESOP to the extent that such securities are allocated to a participant's account. Any shares held in the suspense account maintained by the Trustee of the ESOP (First Interstate Bank of California) prior to the allocation to the accounts of ESOP participants are voted by the Trustee at the direction of the Plan Administrator. As of November 30, 1992, all shares were allocated to the accounts of ESOP participants. Those shares allocated to the accounts of the Directors and Executive Officers are discussed in Footnote (5) above. The ESOP and the Trustee may be deemed to have shared dispositive power over the shares held by the ESOP. The Board of Directors of the Company appoints the members of the Committee which serves as the Plan Administrator of the ESOP. Messrs. Frank E. Baxter, a Director of the Company, Alan D. Browning, an Executive Vice President and Chief Financial Officer of the Company, and Melvin W. Locke, Jr., Director of Human Resources of the Company, presently serve on the Committee. These individuals each disclaim beneficial ownership of the shares held by the ESOP except that each such individual does not disclaim beneficial ownership of those shares in which he has beneficial ownership as a participant in the ESOP.

 (8) Includes 20,230 shares held by Mr. Killian's wife, as to which he disclaims beneficial ownership. In addition, Mr. Killian has a presently exercisable option to purchase from the Company 700,000 shares of the Common Stock of the Company's wholly owned subsidiary, Investment Technology Group, Inc., representing 7% of the outstanding class of such Common Stock.

 (9) Tweedy, Browne Company L.P., a Delaware limited partnership ("TBC"), together with TBK Partners, L.P., a Delaware limited partnership ("TBK"), and Vanderbilt Partners L.P., a Delaware limited partnership ("Vanderbilt"), filed a combined statement on Schedule 13D dated and reporting beneficial ownership at January 18, 1994. TBC reported beneficial ownership of 578,688 shares, with sole voting power over 506,056 shares and shared dispositive power over all 578,688 shares. TBK reported beneficial ownership of 56,510 shares over which it has sole voting and dispositive power. Vanderbilt reported beneficial ownership of 26,961 shares over which it has sole voting and dispositive power. The aggregate number of shares of common stock with respect to which TBC, TBK and Vanderbilt could be deemed to be the beneficial owner is 662,159 shares. The four general partners in Vanderbilt (Christopher H. Browne, William H. Browne, James M. Clark, Jr., and John D. Spears) are the four general partners of TBC and are also four of the five general partners of TBK (Thomas P. Knapp is also a general partner of TBK, but is not a general partner of TBC or Vanderbilt). The general partners in each of TBC, TBK and Vanderbilt, as the case may be, solely by reason of their positions as such, may be deemed to have shared power to vote and dispose of the shares held by TBC, TBK and Vanderbilt, respectively. The business address for TBC, TBK, Vanderbilt and each of their general partners is 52 Vanderbilt Avenue, New York, New York 10017.

(10) Includes 1,000 shares subject to options exercisable within sixty days of February 28, 1994, by Mr. Mostero, 42,233 shares held by the Jefferies Group, Inc. Employees' Profit Sharing Plan allocated to the account of Mr. Mostero as of November 30, 1993, and 4,132 shares held by the ESOP allocated to the account of Mr. Mostero as of November 30, 1993. Also includes 1,087 shares held by Mr. Mostero's wife as to which Mr. Mostero disclaims beneficial ownership.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Executive Officers and Directors, and persons who beneficially own more than 10% of the Company's outstanding Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Executive Officers, Directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. During and with respect to 1993, the initial Form 3 required to be filed by Mr. Dooley upon his election as a Director was filed approximately one week late.

                             ELECTION OF DIRECTORS

     Under the Company's By-Laws, the Board of Directors is authorized to determine the number of Directors of the Company, which may not be less than five nor more than twelve Directors. The number of authorized Directors to be elected at the Annual Meeting has been fixed at seven. Such Directors will be elected to serve until the next Annual Meeting and until their successors shall be elected and qualify.

     All of the nominees for election as a Director are present members of the Board of Directors. Messrs. Baxter, Herrick, Klowden, Macchiarola, Taylor and Wolfson were elected to their positions by a vote of stockholders at the 1993 Annual Meeting. Mr. Dooley was elected to his position by a vote of the Board of Directors on November 17, 1993.

      INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

NOMINEES

     The following information is submitted concerning the nominees for election as Directors:

     FRANK E. BAXTER, 57, a nominee, has been Chairman since September 26, 1990, Chief Executive Officer since March 19, 1987, President since January 1986, a Director of the Company and of Jefferies & Company, Inc. ("Jefferies"), the Company's wholly owned subsidiary, since 1975 and, between January 1985 and December 1985, was Managing Director of the Company's U.K. subsidiary. Mr. Baxter has previously served as Executive Vice President, National Sales Manager and New York Branch Manager of Jefferies.

     RICHARD G. DOOLEY, 64, a nominee, has been a Director of the Company since November 1993. From 1978 until his retirement in June 1993, Mr. Dooley was Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company ("Mass Mutual"); Mr. Dooley is currently a consultant to Mass Mutual. Mr. Dooley is also a director of Advest Group, Inc. (since 1983), Hartford Steam Boiler Inspection and Insurance Company (since 1984), Kimco Realty Corporation (since 1990), and of various Mass Mutual sponsored investment companies. Mr. Dooley is also a trustee of Saint Anselm College and Chairman of the Board of The New England Education Loan Marketing Corporation. Mr. Dooley is a member of the Company's Audit and Compensation Committees.

     TRACY G. HERRICK, 60, a nominee, has been a Director of the Company since 1983 and of Jefferies since 1981. He is also President of Tracy G. Herrick, Inc., an economic consulting firm, and a Director of Anderson Capital Management, a registered investment adviser, and of The Committee for Monetary Research and Education. Mr. Herrick is Chairman of the Company's Audit Committee and a member of the Compensation Committee.

     MICHAEL L. KLOWDEN, 49, a nominee, has been a Director of the Company since May 1987. He has been, for more than the past five years, a senior partner of Morgan, Lewis & Bockius, a law firm which has rendered legal services to the Company. Mr. Klowden is a member of the Company's Audit and Compensation Committees.

     FRANK J. MACCHIAROLA, 53, a nominee, has been a Director of the Company since August 1991. He is currently Dean at the Benjamin N. Cardozo School of Law at Yeshiva University in New York City (1991-present). Previously, he was a Professor of Business in the Graduate School of Business at Columbia University (1987-1991), and President and Chief Executive Officer of the New York City Partnership, Inc. (1983-1987). Prior to 1985, he was a faculty member at the City University of New York and Chancellor of the New York City Public School System. Mr. Macchiarola is Chairman of the Company's Compensation Committee and a member of the Audit Committee.

     BARRY M. TAYLOR, 53, a nominee, has been an Executive Vice President and Director of the Company since 1983 and a Director of Jefferies since 1981. Mr. Taylor has been a sales executive of Jefferies since 1974 and was Los Angeles Branch Manager from February 1983 through June 1984.

     MARK A. WOLFSON, 41, a nominee, has been a Director of the Company since July 1991. He is the Dean Witter Professor at the Graduate School of Business, Stanford University, where he has been a faculty member since 1977. From 1990 through 1993, Mr. Wolfson served as Associate Dean at the Graduate School of Business, Stanford University. He has taught at the University of Chicago (1981-1982) and Harvard University (1988-1989). He was a Director of the Academy of Financial Services (1989-1991), has been a Research Associate at the National Bureau of Economic Research since 1988, has been a Visiting Scholar at M.I.T.'s Sloan School of Management (1988-1989), was Vice President of the American Accounting Association (1990-1992), and has been a Director of New American Holdings, Inc. since 1992. Mr. Wolfson is a member of the Company's Audit and Compensation Committees.

OTHER EXECUTIVE OFFICERS

     The Executive Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. Other than Messrs. Baxter and Taylor, for whom information is provided above, the following sets forth information as to the Executive Officers:

     LOUIS V. BELLUCCI, SR., 57, has been National Equity Sales Manager of Jefferies since January 1991 and Executive Vice President, New York Regional Sales Manager and a Director of Jefferies since 1985. Prior to 1985, Mr. Bellucci was Co-Manager of Jefferies' New York branch office.

     ALAN D. BROWNING, 53, was a Director of the Company from May 1985 to May 1992, and has been an Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company since 1986, and a Director, Executive Vice President and Chief Administrative Officer of Jefferies since March 1984.

     DAVID F. EISNER, 36, has been an Executive Vice President of the Company and Executive Vice President and a Director of Jefferies since August 1992. Prior to August 1992, Mr. Eisner was Chairman of Madison Capital Advisors, Inc., a consulting and financial advisory firm (April 1992 to August 1992), Senior

Vice President of Providence Capital, Inc., a securities broker-dealer (January 1991 to March 1992), and a Vice President of Jefferies (March 1988 to December
1990).

     JERRY M. GLUCK, 46, has been Secretary and General Counsel of the Company and Jefferies since May 1985 and a Director of Jefferies since November 1984.

     RAYMOND L. KILLIAN, JR., 56, has been an Executive Vice President of the Company since January 1985. Mr. Killian was a Director of the Company from May 1985 to May 1992, an Executive Vice President and Director of Jefferies from January 1985 to December 1991, and National Sales Manager of Jefferies for the period 1985 through 1990. In 1991, Mr. Killian was responsible for the activities of Jefferies' Investment Technology Group, including Jefferies' POSIT(R) and QuantEX(R) products. On December 30, 1991, the Company incorporated a new wholly owned broker-dealer subsidiary, Investment Technology Group, Inc., to assume all the business activities of its Investment Technology Group. Mr. Killian was elected President and Chief Executive Officer of the new subsidiary. Prior to 1985, Mr. Killian was a Vice President of Goldman Sachs & Co., a registered securities broker-dealer.

     JEREMIAH P. O'GRADY, 53, has been an Executive Vice President of Jefferies since May 1992 and a Director and Manager of the Convertible Securities Department of Jefferies since 1986. From 1986 to May 1992, Mr. O'Grady was a Senior Vice President of Jefferies. Prior to 1986, Mr. O'Grady was a Vice President of Goldman Sachs & Co., a registered securities broker-dealer.

     CLIFFORD A. SIEGEL, 37, has been an Executive Vice President of Jefferies since May 1992, and a Director of Jefferies since May 1991. From June 1990 until May 1992, Mr. Siegel was a Senior Vice President of Jefferies. Prior to June 1990, Mr. Siegel was President of Cresvale International Inc., a registered securities broker-dealer.

     DAVID A. SYDORICK, 47, has been an Executive Vice President and Director of Jefferies since May 1991, National Sales Manager of the Taxable Fixed Income Sales Division of Jefferies from March 1990 to March 1994 and is presently Manager of Jefferies' Capital Markets. Prior to March 1990, Mr. Sydorick was a Senior Vice President of Drexel Burnham Lambert, Inc., a registered securities broker-dealer.

     MAXINE SYRJAMAKI, 49, has been Controller of the Company since May 1987, an Executive Vice President of Jefferies since November 1986 and Chief Financial Officer of Jefferies since September 1984. Prior to September 1984, Ms. Syrjamaki was First Vice President and Controller of Jefferies.

               COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Board of Directors of the Company held twelve meetings during 1993. Each incumbent member of the Board of Directors attended, during his term of office, at least 75% of the total number of meetings of the Board of Directors and Committees thereof of which such Director was a member.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have an Executive Committee or a Nominating Committee.

     The current Audit Committee members are Tracy G. Herrick, Chairman, Richard
G. Dooley, Michael L. Klowden, Frank J. Macchiarola and Mark A. Wolfson. The Audit Committee is responsible for reviewing with the independent auditors of the Company the independent auditors' audit and review programs and procedures, the financial statements and the adequacy of the Company's system of internal accounting controls. The Committee also reviews the professional services provided by the independent auditors and makes recommendations to the Board as to the auditors' engagement or discharge. During 1993, there were three meetings of the Audit Committee.

     The current Compensation Committee members are Frank J. Macchiarola, Chairman, Richard G. Dooley, Tracy G. Herrick, Michael L. Klowden and Mark A. Wolfson. The Compensation Committee administers the Company's discretionary bonus plans for key Executive Officers, and, since May 1992, has assumed the responsibilities of the former Stock Option Committee. During 1993, there were five meetings of the Compensation Committee.

                             DIRECTOR COMPENSATION

     Messrs. Dooley, Herrick, Klowden, Macchiarola and Wolfson are each paid a Director's fee of $30,000 per annum for a total of six regularly scheduled meetings of the Board of Directors, $2,000 for each special meeting of the Board attended and $500 for each Committee meeting attended. The Chairmen of the Audit and Compensation Committees are also paid an annual fee of $1,000. Directors who are also employees of the Company are not paid Directors' fees.

     The Board of Directors has proposed a change in Directors' compensation which is scheduled to become effective in May 1994. As proposed, each non-employee Director would receive a Director's fee of $25,000 per annum and an option to purchase 1,000 shares of the Company's Common Stock at the market price on the day the option is awarded. In addition, as proposed, the Chairmen of the Audit and Compensation Committees would be paid an annual fee of $3,000, and Directors would receive $750 for each Committee meeting attended. (See "Proposal to Approve the Non-Employee Directors' Stock Option Plan" and the copy of the proposed Non-Employee Directors' Stock Option Plan set forth in Appendix C to this Proxy Statement.)

     During fiscal year 1993, Tracy G. Herrick and Mark A. Wolfson, Directors of the Company, provided the Company with certain financial and other consulting services. Mr. Herrick was paid $114,000 and Mr. Wolfson was paid $27,625 for their respective services. (See also "Compensation Committee Interlocks and Insider Participation.")

     Each Director may participate in the Company's Charitable Gifts Matching Program pursuant to which the Company will match 50% of charitable contributions made by such Directors up to a maximum dollar amount of $1,500 per person per year.

     The children of Directors may also participate (along with the children of all employees of the Company) in the Stephen A. Jefferies Educational Grant Program which provides scholarship awards for secondary and post-secondary education based on factors such as financial need, academic merit and personal statements. The grants are made by an independent scholarship committee, none of whose members are affiliated with the Company.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1993, 1992, and 1991, of those persons who were, at December 31, 1993, the Chief Executive Officer and the other four most highly compensated Executive Officers of the Company, and of an Executive Officer of the Company who resigned as such prior to December 31, 1993 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                 -----------------------------------
                                               ANNUAL COMPENSATION(2)                    AWARDS              PAYOUTS
                                       -------------------------------------     ----------------------      -------
            (A)                  (B)     (C)           (D)           (E)           (F)          (G)            (H)         (I)
                                                                                            SECURITIES
                                                                     OTHER     RESTRICTED   UNDERLYING                     ALL
                                                                     ANNUAL       STOCK      OPTIONS/         LTIP        OTHER
     NAME AND PRINCIPAL                 SALARY         BONUS      COMPENSATION   AWARD(S)      SARS         PAYOUTS    COMPENSATION
        POSITION(1)              YEAR    ($)            ($)           ($)          ($)          (#)           ($)          ($)
    ---------------------       -----  -------      ---------     ----------     -------     ----------      -------     --------
Frank E. Baxter, Chairman,       1993  400,000        571,862(3)                                             703,704(4)   39,549(5)
Chief Executive Officer          1992  400,000        425,016(3)                                                          10,984
and President                    1991  400,000        395,000
David A. Sydorick                1993  500,000      4,720,462                                    7,500(6)                 50,584(5)
Executive Vice President and     1992  500,000      3,598,641                    437,500(7)                                7,602
Manager of Capital Markets       1991
of Jefferies & Company,
Inc., the Company's wholly
owned subsidiary
("Jefferies")
Jeremiah P. O'Grady              1993  683,803        774,250                                   15,000(6)                 29,701(5)
Executive Vice President         1992  634,651        816,612                                                              7,602
and Manager, Convertible         1991
Securities Department
of Jefferies
Raymond L. Killian, Jr.          1993  425,000      1,430,017                                   15,000(6)                 32,416(5)
Executive Vice President of      1992  425,000        710,393                                   50,000
the Company and President                                                                      700,000(9)
and Chief Executive Officer      1991  300,000        400,897
of Investment Technology
Group, Inc., the Company's
wholly owned subsidiary
Louis V. Bellucci, Sr.           1993  408,333      1,727,138                                   15,000(6)    296,000(10)  33,567(5)
Executive Vice President         1992  500,000(10)    700,000(10)                               50,000                     9,784
and National Equity Sales        1991  500,000        250,000
Manager of Jefferies
Marc H. Rapaport                 1993  500,000      2,761,135                           (8)      7,500(6)                 33,223(5)
former Executive Vice            1992
President and Manager,           1991
Corporate Finance Department
of Jefferies

- ---------------

 (1) Messrs. Sydorick and O'Grady did not become Executive Officers of the Company until December 1992. Mr. Rapaport became an Executive Officer of the Company in July 1993, and resigned as an Executive Officer in December 1993.

 (2) The amounts shown include cash and non-cash compensation earned by Executive Officers as well as amounts earned but deferred at the election of those Executive Officers.

 (3) The amount shown is that portion of the incentive compensation which Mr. Baxter was actually paid with respect to 1993 and 1992. In addition to the amount actually paid, Mr. Baxter will, as a result of a mandatory deferral feature of his incentive compensation plan, receive additional amounts of incentive compensation which will be payable in 1994 and 1995 (with respect to the incentive compensation deferred in 1993) and in 1993 and 1994 (with respect to the incentive compensation deferred in 1992), such payments being subject to certain performance conditions. (See "Long-Term Incentive Plan Awards Table.")

 (4) The amount shown is a payment of incentive compensation which was deferred in 1992 in the form of phantom shares and subject to certain performance conditions which were met in 1993, and includes a payment of $4,304 for dividends attributed to such phantom shares. (See "Long-Term Incentive Plan Awards Table.")

 (5) The total amount shown in the "All Other Compensation" column includes amounts for the following:

     (a) The Company's matching contributions under the Company's Section 401(k) Plan. During the plan year ended November 30, 1993, Messrs. Baxter, Bellucci, Killian, O'Grady and Rapaport each received $4,227, as the Company's matching contributions.

     (b) Allocations and forfeitures made under the Company's Employee Stock Ownership Plan ("ESOP"). During the plan year ended November 30, 1993, Messrs. Baxter, Sydorick, Rapaport, O'Grady, Bellucci and Killian each received 130 shares at an original cost of $10.51 per share, for a total of $1,367, as a result of such allocations and forfeitures.

     (c) Contributions by the Company to the Employee Stock Purchase Plan ("ESPP"). During the year ended December 31, 1993, Mr. Baxter and Mr. Killian each received 114 shares at prices ranging from $23.75 to $38.50, for a total matching contribution of $3,400, and Mr. Bellucci received 70 shares at prices ranging from $25.50 to $32.75, for a total matching contribution of $2,100. The remaining Named Executive Officers did not participate in the ESPP during 1993.

     (d) Contributions of $8,515 and forfeiture allocations of $108 for each of the Named Executive Officers under the Company's Profit Sharing Plan.

     (e) Dividends and interest payments to the cash accounts of the Named Executive Officers under the Jefferies Group, Inc. Capital Accumulation Plan for Key Employees (the "CAP"), paid at a rate equal to the average percentage the Company paid on its margin accounts carrying credit balances. During fiscal year 1993, Mr. Baxter received $118, Mr. Sydorick received $597, Mr. O'Grady received $249, Mr. Killian received $170, Mr. Bellucci received $57, and Mr. Rapaport received $336.

     (f) Each Named Executive Officer participating in the CAP was credited with units representing shares of the Company's Common Stock ("CSUs") at a price equal to eighty-five percent (85%) of the Company's average cost per share of the shares available for distribution in the CAP. The Company's average cost per share is based upon the average cost of shares repurchased specifically for purposes of the CAP and held as treasury shares pending distribution upon settlement of CSUs. The cash account of the CAP participant was debited an amount equal to the number of CSUs multiplied by 85% of the average cost per share. During 1993, the amount of the 15% discount on the CSUs with respect to each Named Executive Officer was as follows: Mr. Baxter: $20,951; Mr.
         Sydorick: $35,160; Mr. O'Grady: $12,625; Mr. Killian: $13,445; Mr.
         Bellucci: $16,659; and Mr. Rapaport: $15,399.

     (g) Each CAP participant also received an amount of "deemed interest," determined by multiplying (i) the fully-diluted earnings per share of the Common Stock for the fiscal year by (ii) the daily weighted average amount in the CAP participant's Profit-Based Deferred Compensation Account. In 1993, the Named Executive Officers received the following amounts of such "deemed interest": Mr. Baxter: $863; Mr. Sydorick:
         $4,837; Mr. O'Grady: $2,612; Mr. Killian: $1,184; Mr. Bellucci: $534;
         and Mr. Rapaport: $3,271.

 (6) On January 21, 1993, the Compensation Committee granted to certain employees of the Company's subsidiaries options to purchase Jefferies Group, Inc. Common Stock at a price of $17.00 per share, pursuant to the Jefferies Group, Inc. 1985 Non-Qualified Stock Option Plan. To receive the option grant, each such employee was required to forgo part of the employee's compensation for 1993. Of the Named Executive Officers, Messrs. Bellucci, Killian, and O'Grady each received an option to purchase 15,000 shares in exchange for forgoing $100,000 of his 1993 compensation, while Messrs. Sydorick and Rapaport each received an option to purchase 7,500 shares in exchange for forgoing $50,000 of his 1993 compensation. (See "Option/SAR Grants Table.")

 (7) On November 9, 1992, Mr. Sydorick was granted 25,000 shares of restricted stock, at which date the closing price of the Company's Common Stock was $17.50 per share. As of the end of 1993, the aggregate restricted stock holdings of Mr. Sydorick consisted of 25,000 shares worth $812,500 at the then-current market value, without giving effect to the diminution of value attributable to the restrictions on such stock. The amount reported in the table represents the market value of the shares at the date of grant ($17.50 per share), determined in the same manner. As of February 1, 1994, the terms of the restricted stock grant to Mr. Sydorick were amended. As amended, as of February 1, 1994, 12,500 shares of restricted stock were vested and thus no longer subject to forfeiture if Mr. Sydorick's employment terminates in specified circumstances. The remaining shares shall vest at the rate of 1,136.36 shares per month from February 1, 1994 through December 31, 1994. Mr. Sydorick is entitled to receive dividends on the restricted shares.

 (8) On November 9, 1992, Mr. Rapaport was granted 25,000 shares of restricted stock, at which date the closing price of the Company's Common Stock was $17.50 per share. On June 9, 1993, Mr. Rapaport and the Company agreed that the number of shares Mr. Rapaport received would be reduced to 13,000 shares. As of the end of 1993, the aggregate restricted stock holdings of Mr. Rapaport consisted of 13,000 shares worth $422,500 at the then-current market value, without giving effect to the diminution of value attributable to the restrictions on such stock. None of the restricted shares granted to Mr. Rapaport would have been vested until March 31, 1995. However, when Mr. Rapaport's employment with Jefferies terminated on January 3, 1994, Mr. Rapaport forfeited all of the shares of restricted stock.

 (9) Represents options to purchase from the Company 700,000 shares of the Common Stock of Investment Technology Group, Inc., the Company's wholly owned subsidiary.

(10) In 1992, Mr. Bellucci's salary, draws and bonus totaled $1,496,000 of which he was actually paid a total of $1,200,000 in 1992. The remaining $296,000 of such 1992 compensation was mandatorily deferred, and subject to certain performance conditions based on the profitability of the Equity Sales Division of Jefferies during the period January 1, 1993 through June 30, 1993, which conditions were met.

                            OPTION/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                            ANNUAL RATES
                                                                                                           OF STOCK PRICE
                                                                                                          APPRECIATION FOR
                                      INDIVIDUAL GRANTS                                                     OPTION TERM
- ----------------------------------------------------------------------------------------------   -------------------------------
           (A)                 (B)            (C)            (D)         (E)           (F)                    (G)         (H)
                                           % OF TOTAL
                            NUMBER OF      OPTIONS/SARS
                           SECURITIES      GRANTED TO     EXERCISE      MARKET
                           UNDERLYING       EMPLOYEES      OR BASE     PRICE ON
                          OPTIONS/SARS         IN           PRICE      DATE OF      EXPIRATION
          NAME            GRANTED(#)(1)    FISCAL YEAR     ($/SH)      GRANT($)        DATE        0%($)      5%($)       10%($)
- ------------------------- -------------    -----------    ---------    --------     ----------    -------    --------    --------
Frank E. Baxter..........          0               0%
David A. Sydorick........      7,500            6.47%        17.00       21.75(2)     1/20/98      35,625      80,694     135,215
Jeremiah P. O'Grady......     15,000           12.93%        17.00       21.75(2)     1/20/98      71,250     161,387     270,429
Raymond L. Killian,
  Jr.....................     15,000           12.93%        17.00       21.75(2)     1/20/98      71,250     161,387     270,429
Louis V. Bellucci, Sr....     15,000           12.93%        17.00       21.75(2)     1/20/98      71,250     161,387     270,429
Marc H. Rapaport.........      7,500            6.47%        17.00       21.75(2)     1/20/98      35,625      80,694     135,215

- ---------------

(1) The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by delivery of already-owned shares or by withholding of the underlying shares upon exercise, subject to certain conditions.

(2) On January 21, 1993, the Compensation Committee granted to certain employees of the Company's subsidiaries options to purchase the Company's Common Stock at a price of $17.00 per share, pursuant to the Company's 1985 Non-Qualified Stock Option Plan. To receive the option grant, each such employee was required to forgo part of the employee's compensation for 1993. Of the Named Executive Officers, Messrs. Bellucci, Killian, and O'Grady each received an option to purchase 15,000 shares in exchange for forgoing $100,000 of his 1993 compensation, while Messrs. Sydorick and Rapaport each received an option to purchase 7,500 shares in exchange for forgoing $50,000 of his 1993 compensation.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

             (A)                     (B)               (C)               (D)                  (E)
                                                                                            VALUE OF
                                                                      NUMBER OF           UNEXERCISED
                                                                     UNEXERCISED          IN-THE-MONEY
                                                                     OPTIONS/SARS         OPTIONS/SARS
                                                                      AT FY-END            AT FY-END
                                                                         (#)                 ($)(1)
                               SHARES ACQUIRED        VALUE        ----------------     ----------------
                                 ON EXERCISE        REALIZED       EXERCISABLE(E)/      EXERCISABLE(E)/
            NAME                     (#)               ($)         UNEXERCISABLE(U)     UNEXERCISABLE(U)
- -----------------------------  ---------------     -----------     ----------------     ----------------
Frank E. Baxter..............             0                0              81,250(E)         1,746,875(E)(2)
David A. Sydorick............             0                0               7,500(E)           116,250(3)
Jeremiah P. O'Grady..........             0                0              15,000(E)           232,500(4)
Raymond L. Killian, Jr.......             0                0              41,094(E)           793,521(5)
                                                                         700,000(E)(6)        (7)
Louis V. Bellucci, Sr........         1,950           46,922(8)           48,334(E)           874,180(E)(9)
                                                                          16,666(U)           320,821(U)(10)
Marc H. Rapaport.............             0                0               7,500(E)           116,250(3)

- ---------------

 (1) At year-end 1993, the closing price of the Company's Common Stock was $32.50, which was the price used to determine the year-end values in Column
     (e).

 (2) Mr. Baxter's options are exercisable at $11.00 per share. Thus, the value of the unexercised options at year-end was determined as follows: 81,250 shares X ($32.50 - $11.00) = $1,746,875.

 (3) Mr. Sydorick's and Mr. Rapaport's options are exercisable at $17.00 per share. Thus, the value of the unexercised options at year-end was determined as follows: 7,500 shares X ($32.50 - $17.00) = $116,250.

 (4) Mr. O'Grady's options are exercisable at $17.00 per share. Thus, the value of the unexercised options at year-end was determined as follows: 15,000 shares X ($32.50 - $17.00) = $232,500.

 (5) Mr. Killian has an option for 26,094 shares exercisable at $11.00 per share, and for 15,000 shares exercisable at $17.00 per share. Thus, the value of the unexercised options at year-end was determined as follows:
     26,094 shares X ($32.50 - $11.00) = $561,021 and 15,000 shares X ($32.50 -
     $17.00) = $232,500, for a total of $793,521.

 (6) Represents options to purchase from the Company 700,000 shares of the Common Stock of Investment Technology, Group, Inc. ("ITG"), the Company's wholly owned subsidiary.

 (7) The indicated option is exercisable for the purchase of up to 700,000 shares of common stock of ITG from the Company at an exercise price of $2.00 per share. At December 31, 1993, there was no market for ITG common stock; the book value per share at such date was approximately $1.38 per share. In connection with a proposed initial public offering of a newly formed subsidiary of the Company that is to hold 100% of the stock of ITG, Mr. Killian has agreed to the termination of this stock option and a related employment agreement upon consummation of such initial public offering, in exchange for cash and Common Stock of the Company. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

 (8) The option was exercisable at $11.00 per share. Mr. Bellucci exercised the option when the Common Stock was trading at $35.0625. Thus, the value realized was determined as follows: 1,950 shares X ($35.0625 - $11.00) = $46,922.

 (9) Mr. Bellucci has an option for 15,000 shares exercisable at $17.00 per share, and for 33,334 shares exercisable at $13.25 per share. Thus, the value of the exercisable portion of Mr. Bellucci's unexercised options at year-end was determined as follows: 15,000 shares X ($32.50 - $17.00) = $232,500 and 33,334
     shares X ($32.50 - $13.25) = $641,680, for a total of $874,180.

(10) Mr. Bellucci has an option for 16,666 shares, which was unexercisable at year-end 1993, but which will be exercisable upon vesting at $13.25 per share. The value of the unexercisable options at year-end was determined as follows: 16,666 shares X ($32.50 - $13.25) = $320,821.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED FUTURE
                                                                             PAYOUTS UNDER NON-STOCK
                                                                                PRICE BASED PLANS
                                                                 ------------------------------------------------
        (A)                  (B)                   (C)               (D)               (E)               (F)
                          NUMBER OF        PERFORMANCE OR
                     SHARES, UNITS OR       OTHER PERIOD
                       OTHER RIGHTS       UNTIL MATURATION        THRESHOLD           TARGET           MAXIMUM
      NAME                   (#)              OR PAYOUT          (# OF UNITS)      (# OF UNITS)      (# OF UNITS)
- -------------------  ----------------      ----------------      ------------      ------------      ------------
                           17,622(1)            12/31/94(1)         (2)                17,622(3)         17,622(4)
Frank E. Baxter......       17,622(1)           12/31/95(1)         (2)                17,622(3)         17,622(4)
David A. Sydorick....            0                    --                --                 --                --
Jeremiah P.
  O'Grady............            0                    --                --                 --                --
Louis V. Bellucci,
  Sr.................            0                    --                --                 --                --
Raymond L. Killian,
  Jr.................            0                    --                --                 --                --
Marc H. Rapaport.....            0                    --                --                 --                --

- ---------------

 (1) In addition to the salary and bonus which were actually paid to Mr. Baxter with respect to 1993 as reflected in the Summary Compensation Table, Mr. Baxter will receive an additional amount of incentive compensation payable in two installments at the end of 1994 and 1995 (the "deferred incentive compensation") pursuant to the terms of the Incentive Compensation Plan for Frank E. Baxter, a copy of which is attached hereto as Appendix A. The deferred incentive compensation will be calculated by dividing that portion of the 1993 incentive compensation which has been deferred ($1,145,442) by the closing price of the Company's Common Stock on December 31, 1993 ($32.50) and designating the result (35,244) as "phantom" shares of the Company's Common Stock. The number of phantom shares, one-half of which is payable in each of 1994 and 1995, will be reduced prior to payment if profits in either of these years are below the target profits for those years. The amount by which the number of phantom shares will be reduced is determined by dividing (a) the product of (1) the amount by which profits are below target (up to the amount by which profits in 1993 exceeded target) and (2) the difference between the rate applied to such excess and the rate at which Mr. Baxter's target compensation is reduced for profits below target by (b) an amount equal to the sum of (1) the closing price of the Company's Common Stock on the first trading day following or coincident with the close of the Company's fiscal year for which such adjustment is being determined and (2) the amount of dividends, if any, declared on shares of the Company's Common Stock during the years of deferral. The amount of the deferred payment which is actually made to Mr. Baxter will be determined at the time it is to be paid by multiplying (a) the adjusted number of phantom shares by (b) the sum of (1) the closing price of the Company's Common Stock on the first trading day following or coincident with the close of the Company's fiscal year for which such adjustment is being determined and (2) the amount of dividends, if any, declared on shares of the Company's Common Stock during the years of deferral.

 (2) Because the threshold number (i.e., the minimum amount payable to Mr. Baxter) is dependent upon both the profitability of the Company in 1994 and 1995 and the closing price of the Company's Common Stock on the first trading day following or coincident with the close of the Company's fiscal year for which the adjustment is being determined, it is not possible to determine the threshold number for purposes of this table.

 (3) If the Company meets its target profit levels for 1994 and 1995 and if the Company's Common Stock is trading at or above $32.50 at the close of each of those years, Mr. Baxter will receive the indicated number of units for his 1993 performance without reduction in 1994 and 1995. The exact amount of Mr. Baxter's compensation is not currently calculable, as it is dependent upon the price at which the Company's Common Stock is trading at the close of 1994 and 1995.

 (4) The maximum number of phantom shares is not subject to adjustment. However, the maximum amount which may be paid to Mr. Baxter in 1994 or 1995 is not currently calculable, as it is dependent upon the price at which the Company's Common Stock is trading at the close of each of those fiscal years.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH ON PAGE 17 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors, the members of which are Messrs. Macchiarola, Dooley, Herrick, Klowden and Wolfson, has furnished the following report on executive compensation:

To: The Board of Directors and Stockholders of Jefferies Group, Inc.

     Under the supervision of the five members of the Compensation Committee (the "Committee"), each of whom is a non-employee Director, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company and thus stockholder value. The Committee has established compensation policies, plans and programs for the Company's Executive Officers which are designed to provide competitive levels of compensation, reward productivity and profitability, and encourage long-term service to the Company.

     The Committee also administers the Company's various stock-based incentive plans, including the 1993 Stock Ownership and Long-Term Incentive Plan (the "1993 Plan"). Decisions about awards to Executive Officers under these stock-based incentive plans must be made solely by the Committee in order for grants or awards under such Plans to satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee believes that stock ownership by Executive Officers and stock-based performance compensation arrangements are beneficial in aligning the interests of Executive Officers with the interests of stockholders, and therefore the Committee has used stock option grants and other stock-related awards and arrangements to provide a portion of the incentive compensation of Executive Officers.

     The Committee has retained the services of Martin Wertlieb Associates, a compensation consulting firm, to assist the Committee in connection with the performance of its various duties.

     The Committee's compensation policies, plans, and programs for 1993 generally were unaffected by the adoption of new Section 162(m) of the Internal Revenue Code, contained in the Omnibus Budget Reconciliation Act of 1993.
Section 162(m) generally disallows a public company's tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any tax year beginning on or after January 1, 1994. Under Section 162(m), compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though such compensation may (together with other compensation) exceed $1 million in a given year. The Committee intends to seek to preserve the tax deductibility of compensation to Executive Officers to the greatest extent possible without substantially impairing the operation and effectiveness of the Company's compensation policies, plans, and programs. To this end, the Committee has established and the Board of Directors has adopted the Jefferies Group, Inc. Pay-For-Performance Plan in order that compensation thereunder will qualify as "performance-based compensation," and the Board is recommending that stockholders approve such plan at the Annual Meeting. The Committee also intends to grant options under the 1993 Plan with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant under the 1993 Plan, and the Committee has likewise been advised that such options should qualify as "performance-based compensation." Since final regulations have not been adopted and other guidance has not been provided by the Internal Revenue Service, however, there can be no assurance that any particular compensation in excess of $1 million will qualify as "performance-based compensation" that is fully deductible by the Company under
Section 162(m).

COMPENSATION PAID TO EXECUTIVE OFFICERS IN 1993 (OTHER THAN THE CHIEF EXECUTIVE OFFICER)

     Compensation paid to those Executive Officers having responsibility for revenue-producing departments or divisions of the Company's subsidiaries, including the four highest paid Executive Officers of the Company reflected in the foregoing tables, consisted of a base salary and/or draw and an annual bonus which was determined primarily by reference to departmental or divisional profitability, and, in some cases, revenues. The amount of base salary or non-forfeitable draw is intended by the Committee to provide a level of income that is predictable and not at risk, so that Executive Officers will be able to meet living expenses and financial commitments. Although the Committee considers competitive practices in this regard, its determination of the level of base salary or non-forfeitable draw generally is a subjective one. The Committee determined formulas for payment of an annual bonus to each Executive Officer in early 1993 with a view to providing overall compensation which would provide Executive Officers with a competitive compensation package and align the interests of the Executive Officers with those of the Company's stockholders. The Committee also received significant input from the Chief Executive Officer in determining the formulas for Executive Officers' compensation. The Committee assessed the contribution such department or division could make to the Company's overall financial performance and sought to provide a substantial incentive to the Executive Officer to maximize such contribution. As noted above, the Committee has sought to formalize its policies with respect to linking annual bonuses for Executive Officers to departmental and divisional operating results by establishment of the Pay-For-Performance Plan.

     Compensation paid to the remaining Executive Officers who perform predominantly administrative functions were paid in the form of a base salary and an annual bonus, the amount of which was based upon the same considerations as those for the Named Executive Officers, except that the Committee also considered, in determining the amount of annual bonus payable, both Company profitability and individual initiative and performance.

     Certain of the Executive Officers received stock options under the Company's 1985 Non-Qualified Stock Option Plan and under the 1993 Plan. The options were granted to further the Committee's desire for Executive Officers to own securities of the Company to more effectively align their interests with those of the stockholders. The Committee considered recommendations made by the Chief Executive Officer, and determined to award options in lieu of a specific amount of cash compensation which would otherwise have been received by the Executive Officer in 1993, in some cases, at an exercise price which was less than the market price on the date of grant, but which discount was less than the amount of cash compensation which was forgone.

     Finally, the Company's Capital Accumulation Plan for Key Employees (the "CAP"), which was adopted by the Board of Directors and approved by stockholders during 1993, is designed to allow Executive Officers to defer receipt of (and thus defer taxation on) a substantial portion of their income. Under the CAP, part of such deferred amounts are deemed invested in Common Stock of the Company at a 15% discount from the average cost of shares repurchased by the Company for purposes of the CAP, and part of such deferred amounts are deemed invested in a hypothetical instrument that pays interest based on the rate represented by the earnings per share (if any) of Common Stock for a given year divided by the fair market value of such Common Stock on the last day of the Company's fiscal year. However, if the Company's earnings per share are negative, the CAP participant will not receive interest, but will instead be charged by an amount equal to the fully-diluted loss per share of the Company's Common Stock divided by the fair market value of the Common Stock on the last day of the fiscal year. In the Committee's view, the CAP's method of valuing deferred compensation adds an additional incentive for participants therein to maximize the value of the Company's Common Stock and the Company's profitability.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER IN 1993

     As members of the Compensation Committee, it is our responsibility to evaluate the performance and establish the compensation level of the Company's CEO, Mr. Frank E. Baxter.

     Mr. Baxter's compensation package for 1993 was intended to motivate and reward Mr. Baxter for achieving profit levels that were in the best interests of the Company's stockholders and to encourage him to remain with the Company to continue to serve those interests. In setting Mr. Baxter's compensation for 1993, the Committee intended that Mr. Baxter's compensation would be competitive with other companies of comparable size in the securities industry, but that a large percentage of his target compensation would be based upon objective performance criteria, specifically, the profitability of the Company.

     For the year 1993, Mr. Baxter's compensation consisted of a base salary of $400,000 (which was one-third of Mr. Baxter's total target compensation for 1993), and an incentive award determined pursuant to an Incentive Compensation Plan (the "ICP," a copy of which is set forth in Appendix A to this Proxy Statement), adopted during 1992 specifically for Mr. Baxter. Mr. Baxter's base salary was set at a level deemed most appropriate by the Committee when taking into consideration the Committee's desire to provide Mr. Baxter some certainty in the level of his compensation through this non-performance based element of compensation. In making this subjective determination, the Committee recognized that by providing a non-performance based element to the CEO's compensation, some trade-off exists between a desire to avoid exposing the CEO to excessive amounts of risk (given the requirement that the compensation package must be a competitive one) and the desire to align the interests of the CEO as closely as possible with those of the stockholders.

     During the first quarter of 1993, the Committee also established the terms of Mr. Baxter's incentive award under the ICP. The ICP authorizes the Committee to set a rate, stated as a percentage of after-tax profits, at which Mr. Baxter's target compensation would be (a) increased, if the Company's net profits exceeded the target profit level or (b) reduced (but not below the amount of his base salary) if the Company's net profits did not equal or exceed the target profit level. For 1993, the Committee determined that Mr. Baxter's compensation would be increased above the target compensation level at the rate of 8% of profits in excess of the targeted profit level, and reduced from the target compensation level at the rate of 5% of the amount by which profits fell short of the targeted profit level.

     The Committee considered 1992 compensation for chief executive officers at investment management and securities industry companies and, based on its considerations, determined that Mr. Baxter's 1993 target base salary and bonus should be $1,200,000.

     The Committee factored into its determination of Mr. Baxter's actual compensation for 1993 the amount of the Company's profits after tax and after incentives but retained the right to make specific adjustments to the profitability measure for purposes of determining Mr. Baxter's incentive compensation. The Committee reduced the after-tax Company profit used for purposes of calculating Mr. Baxter's incentive compensation under the ICP for 1993 by $142,100 to reflect the Committee's estimate of the after-tax cost of issuing employee stock options, which cost is not reflected in reported profitability under generally accepted accounting principles. The Committee also reduced the after-tax Company profit used for purposes of calculating Mr. Baxter's incentive compensation for 1993 by $1,358,000 to remove the positive effect on income of a change in accounting principle (SFAS No. 109).

     The 1993 target level for Company profits was set at $16,000,000. This was arrived at by multiplying the target after-tax rate of return on investment for stockholders of 16% by the aggregate adjusted book value of the Company's Common Stock as of January 1, 1993 (including adjustments made for the right of holders of the Company's 8 1/2% Convertible Subordinated Debentures and 7% Convertible Subordinated Notes to convert their indebtedness and the right of holders of outstanding options to exercise those options and receive Common Stock of the Company), which aggregate adjusted book value was estimated to be approximately $100 million.

     Mr. Baxter has not yet been paid the entire amount of his 1993 incentive award. In addition to Mr. Baxter's base salary of $400,000, Mr. Baxter was paid one-third of his incentive compensation for 1993, which was determined in accordance with the factors discussed above. Half of the remaining two-thirds of Mr. Baxter's incentive compensation for 1993 will be paid at the end of each of fiscal years 1994 and 1995. However, the actual amount which the Company will be required to pay Mr. Baxter for the remainder of his 1993 incentive compensation will depend on both the Company's profitability in fiscal years 1994 and 1995 and the price at which the Company's Common Stock is trading at the end of each of those fiscal years. The amounts of deferred compensation are deemed to be invested in "phantom shares" of the Company's Common Stock at the closing price of such stock on the last day of 1993, with amounts equal to dividends thereafter credited to Mr. Baxter as well. In the event that the Company does not meet the target levels of profits set by the Committee for 1994 and 1995, the 1993 incentive compensation that became payable because 1993 profits exceeded the target level of profits and which was deferred will be reduced under a formula set forth in the ICP. Accordingly, the Bonus column of the Summary Compensation Table for Mr. Baxter reflects only the amount of the compensation (above the amount of his base salary) which Mr. Baxter was paid for 1993 and which was not dependent on the results of the Company's Common Stock and profitability performance in 1994 or 1995. Payouts of deferred incentive compensation under the ICP (including deferrals in prior years) are and will be reported in future years under the caption "LTIP Payouts" in the Summary Compensation Table.

     Mr. Baxter also participates in the CAP, the terms of which are described above. Amounts deferred by Mr. Baxter during and with respect to 1993 under the CAP include both salary and incentive compensation.

     The foregoing report has been furnished by:

                         Frank J. Macchiarola, Chairman
                               Richard G. Dooley
                                Tracy G. Herrick
                               Michael L. Klowden
                                Mark A. Wolfson

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Tracy G. Herrick, a Director of the Company who also serves on the Compensation Committee, provides financial consulting services to the Company for which he was paid $114,000 in 1993.

     During 1993, Morgan Lewis & Bockius, of which Michael L. Klowden, a Director and a member of the Compensation Committee, is a senior partner, acted as legal counsel to the Company.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Russell 2000 and Lipper Analytical Brokerage Composite Indices for the period of five fiscal years commencing January 1, 1989, and ending December 31, 1993.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
        JEFFERIES GROUP, INC.'S COMMON, RUSSELL 2000 & LIPPER ANALYTICAL
                          BROKERAGE COMPOSITE INDICES

                                                                   LIPPER
                                                                  ANALYTICAL
                                                                  BROKERAGE
      MEASUREMENT PERIOD           JEFFERIES                      COMPOSITE
    (FISCAL YEAR COVERED)         GROUP, INC.    RUSSELL 2000       INDEX
- --------------------------       -------------   ------------     ----------
1988                                  100             100             100
1989                                  104             116             112
1990                                  106              94              96
1991                                  105             137             219
1992                                  186             162             230
1993                                  309             192             307

- ---------------

* Normalized so that the value of Jefferies Group, Inc.'s Common Stock and each index was $100 on December 31, 1988, and that all dividends were reinvested.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Mr. Baxter does not have an employment contract with the Company. However, his Incentive Compensation Plan (a copy of which is attached as Appendix A) provides that if Mr. Baxter's employment is terminated for cause, he will forfeit any deferred amounts not yet payable as of the date of termination. In the event of Mr. Baxter's approved retirement, termination for other than cause, death or permanent disability, any deferred amounts not yet payable as of the date of such event shall be paid on their regularly scheduled payment date, or earlier at the sole discretion of the Compensation Committee.

     Mr. Sydorick does not have an employment agreement with the Company. The agreement pursuant to which the Company granted to Mr. Sydorick 25,000 restricted shares (referenced in the Summary Compensation Table), as amended, provides that 12,500 restricted shares were vested as of February 1, 1994, and the remaining 12,500 restricted shares shall vest at the rate of 1,136.36 restricted shares per month from February 1, 1994 through December 31, 1994. Upon the termination of Mr. Sydorick's employment following a change in control of the Company, the restricted shares will immediately become fully vested.

     Mr. Killian has an employment agreement with the Company's wholly owned subsidiary, Investment Technology Group, Inc. ("ITG"), to which the Company is also a party. The term of the agreement, which has been amended, is from April 1, 1992 to March 31, 1995. Under the agreement, Mr. Killian is entitled to a base salary at an annual rate of $425,000 and a bonus of 10% of the "profits" of ITG, as defined therein. The agreement further provides that if Mr. Killian's employment is terminated because of involuntary termination by ITG without cause or because of resignation for good reason, Mr. Killian (or his heirs or legal representatives) would be paid the base salary, net of employment taxes, for the period from the termination date through March 31, 1995, plus the full amount of the bonus for the year in which such termination occurred. As amended, the agreement granted Mr. Killian an option to purchase 700,000 shares of ITG's common stock at a price of $2.00 per share, which option would expire on the earlier of the 60th day following the termination of Mr. Killian's employment with ITG (unless the termination was (a) for cause, in which event the option would expire on the date of termination or (b) due to death or disability, in which event the option would expire one year after such termination), or on March 31, 1995.

     The Company formed a new subsidiary (the "ITG Holding Company") in March 1994 for the purpose of eventually holding 100% of the stock of ITG. On March 15, 1994, the ITG Holding Company filed with the Securities and Exchange Commission a Registration Statement for the offer of 3,700,000 shares of its common stock (which includes 450,000 shares subject to an overallotment option granted to the underwriters) in an initial public offering (the "IPO"). The filing indicated an anticipated offering price of between $12 and $14 per share. Immediately prior to the consummation of the offering, the ITG Holding Company will issue 15,000,000 shares of its common stock in exchange for all 10,000,000 shares of issued and outstanding ITG common stock held by the Company. Following the offering, the Company will own 80.2% of the outstanding common stock of the ITG Holding Company. If the IPO is consummated, immediately prior to such consummation, Mr. Killian's employment agreement, described above, will terminate and a new employment agreement will become effective, for a term ending March 31, 1997, under which Mr. Killian will be employed as the President and Chief Executive Officer of the ITG Holding Company. Mr. Killian will receive an annual salary of $300,000, subject to increase at the discretion of the Board of Directors of the ITG Holding Company, and an annual bonus of $450,000 based upon the ITG Holding Company's net after-tax profits. Prior to the beginning of each year, the Compensation Committee of the ITG Holding Company will establish a target net after-tax profit that is reasonable and appropriate based upon an analysis of peer companies and is commensurate with a target level of profits set by the ITG Holding Company. The annual bonus will be increased or decreased if the ITG Holding Company's net after-tax profits exceed or are less than the target net after-tax profits. The agreement also provides for the grant by the ITG Holding Company to Mr. Killian of nonqualified stock options to purchase 750,000 shares of common stock of the ITG Holding Company at a price per share, payable in cash, equal to the IPO price of the ITG Holding Company common stock. The options will be fully vested on the date of grant, will expire on March 31, 1999 and may be exercised in whole or in part at any time at the earlier of April 1, 1997, or upon a change in control of the ITG Holding Company. The agreement may be terminated with or without cause or if Mr. Killian becomes permanently disabled. Mr. Killian may terminate his agreement for "good reason," consisting of a material reduction in title, duties, or responsibilities. Upon termination for cause or by reason of death, disability or resignation for other than good reason, Mr. Killian will not be entitled to any compensation or, except as required under applicable laws, benefits. Upon termination without cause or upon resignation for good reason, the ITG Holding Company is required to pay base salary in effect at the time of termination or resignation until March 31, 1997, to pay the bonus in the year that termination occurs and to provide benefits required by applicable laws. The agreement further provides that upon termination of employment, Mr. Killian will not compete with the ITG Holding Company for a period of six months following such termination provided that the ITG Holding Company continues to pay base salary during such period. The non-competition period may be extended until any date on or prior to December 31, 1997, if the ITG Holding Company agrees to continue to pay during that period base salary and, in the case of termination without cause or resignation for good reason, the bonus in effect at the time of termination.

     In connection with the termination of Mr. Killian's existing employment agreement and stock options, Mr. Killian will receive cash and Common Stock of the Company with a value of approximately $10.7 million, based upon an assumed offering price of $13.00 per share of ITG Holding Company common stock. Any increase or decrease in the net proceeds of the IPO upon determination of the actual offering price will result in an increase or decrease in the amount received by Mr. Killian.

                                  PENSION PLAN

     All employees of the Company who are citizens or residents of the United States, who are 21 years of age, and who have completed one year of service with the Company are covered by the Company's Employees' Pension Plan (the "Pension Plan"), a defined benefit plan, which was originally adopted in 1964 and amended in January 1987. The Pension Plan is funded through contributions by the Company and earnings on the existing assets in conformance with annual actuarial evaluations. The Pension Plan provides for annual benefits following normal retirement at age 65 equal to 1% of the employee's covered remuneration from January 1, 1987, until termination of employment plus 20% of the first $4,800 and 50% of amounts exceeding $4,800 of annual average covered remuneration for 1985 and 1986, reduced proportionately for service of less than fifteen years (as of December 31, 1986). Benefits payable under the Pension Plan are not subject to deduction for Social Security benefits or other offsets.

     Covered remuneration for purposes of the Pension Plan includes the employee's total annual compensation (salaries, bonuses and commissions) not to exceed $100,000 for 1985 and 1986 and $200,000 for 1987. Thereafter, this latter dollar limitation will be adjusted automatically for each plan year to the amount prescribed by the Secretary of the Treasury, or his delegate, for such plan year; for 1993, this amount was $235,840. An employee who retires upon normal retirement at age 65 with at least seven years of service will receive a full vested benefit. An employee who retires at age 55 with at least seven years of service will receive the normal retirement benefit reduced by 1/2% for each month benefit payments commence before age 65. Employees who terminate employment with the Company for reasons other than death or retirement will be entitled to the vested portion of their benefits at their normal or early retirement age. Benefits vest at the rate of 10% for each of the first four years of service and 20% for each of the next three years of service. The retirement benefits payable at age 65 for those employees with service prior to January 1, 1987, will be composed of two items: (1) a benefit for service up to December 31, 1986, in accordance with the original Pension Plan formula recognizing pay as the average of 1985 and 1986 remuneration up to $100,000, and
(2) a benefit for service commencing on January 1, 1987, equal to 1% of covered remuneration through the date of termination. Total years of credited service apply to both the original and amended Pension Plans for purposes of determining vesting and eligibilities.

     As of December 31, 1993, the credited years of service for the Named Executive Officers of the Company named in the Summary Compensation Tables were:
Mr. Baxter, 20 years; Mr. Bellucci, 11 years; Mr. Sydorick, 4 years; Mr. O'Grady, 8 years; Mr. Killian, 10 years; and Mr. Rapaport, 4 years.

                          CERTAIN RELATED TRANSACTIONS

     Jefferies has extended credit to certain of its Directors, Officers, employees and stockholders in connection with their purchase of securities on margin. Receivables from its Officers and Directors were $1,357,000 at December 31, 1993. Such extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     For information concerning Certain Related Transactions with respect to Messrs. Herrick, Klowden and Wolfson, Directors of the Company, see "Compensation Committee Interlocks and Insider Participation" and "Director Compensation."

     During 1993, in the ordinary course of business, Jefferies executed securities transactions on behalf of Tweedy, Browne Company L.P., a stockholder of the Company beneficially owning in excess of 5% of the Company's Common Stock, and received commissions of approximately $227,741.

     The Company believes the foregoing transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated parties. The Board of Directors has adopted a policy which provides that the Company will not enter into any transactions with its Directors, Officers or affiliates (not including companies consolidated with it for financial reporting purposes), other than those related to employee compensation or expense reimbursement and other than those having terms no less favorable to the Company than could be obtained from unaffiliated parties, unless approved by the Company's disinterested and independent Directors.

           PROPOSAL TO APPROVE THE PAY-FOR-PERFORMANCE INCENTIVE PLAN

     The Compensation Committee (the "Committee") has established and the Board of Directors of the Company has adopted the Jefferies Group, Inc. Pay-For-Performance Incentive Plan (the "Plan"), subject to approval by the stockholders of the Company. The purpose of the Plan is to assist the Company in attracting, retaining, and rewarding employees who serve in key positions with respect to business units of the Company and, in such positions, contribute to the growth and annual profitability of the Company, while enabling the Company to deduct compensation paid under the Plan without limitation under a recently enacted tax law.

     The Company has traditionally followed the securities industry practice of compensating its key producers and other key employees with cash, the payment of which is directly related to such employee's production and generation of income for the Company, paid on an annual or more frequent basis. As discussed above in the "Report of the Compensation Committee on Executive Compensation," new
Section 162(m) of the Internal Revenue Code would generally disallow the Company's tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers (referred to as "named executives") in excess of $1 million beginning in the Company's 1994 tax year. Under new Section 162(m), however, compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible. The Company believes that the design and implementation of the Plan will permit compensation thereunder to qualify as "performance-based compensation" and therefore remain fully deductible under new Section 162(m), even though payments under the Plan may represent compensation to a named executive in excess of $1 million. In this regard, the Company is seeking stockholder approval of the Plan in order that compensation under the Plan will meet the requirements of new Section 162(m).

     The Plan is similar in its approach to annual incentive compensation to the prior, less formal practices of the Committee. The following is a brief description of the material terms of the Plan. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix B to this Proxy Statement.

     Under the Plan, the Committee will select for participation those key employees who are in charge of a business unit or whose performance can be expected to have a substantial effect on the results of a business unit. A "business unit" is defined to mean the Company as a whole or any department, division, subsidiary, or other business unit or function of the Company for which operational financial results are available. Approximately seven persons are currently eligible to be selected to participate in the Plan.

     For each participant, the Committee will specify an award and performance objectives upon which payment of the award will be conditioned. The performance objectives will be based on (i) "business unit income," meaning the pre-tax net income of the participant's business unit (before payment of bonuses under the Plan or otherwise, capital charges, and general and administrative expenses),
(ii) the revenues of the participant's business unit, or (iii) the participant's business unit's "EVA" (economic value added), a measure of the amount of the business unit's after-tax income that exceeds the cost of the capital used by the business unit during the performance period. In establishing a performance objective based on EVA, the Committee will determine the average cost of capital (stated as a percentage); this cost of capital will be multiplied by the amount of capital actually used by the business unit. Generally, awards and performance objectives will relate to a specified year, although shorter performance periods may be specified for a participant who becomes employed in a new position.

     An award generally will provide for payment of a specified percentage or percentages of business unit income, revenues, and/or EVA, provided that the Committee may require a target amount of such income, revenues, or return on capital to be achieved before any portion of an award will become payable. The maximum percentage of business unit income, revenues and EVA that may be potentially payable under an award in any performance year to a single participant, and to all participants granted awards with respect to a single business unit, is 30% of business unit income, 10% of business unit revenues, and 25% of EVA. At the end of each performance year, the Committee must determine the extent to which awards have been earned and performance objectives achieved, and the amounts therefore payable to each participant, setting forth these determinations in writing. Awards are non-transferable.

     In administering the Plan, the Committee has the power and authority to construe and interpret the Plan, define terms, implement rules and regulations, and make all determinations relating to the Plan. Although the Committee's discretion to increase the amounts of previously established awards is limited, the Committee retains discretion to reduce the amount of or cancel final awards, including in view of business strategy, performance of comparable organizations, economic and business conditions, personal performance of the participant, or other performance considerations. The Committee may also provide that income of a business unit may be adjusted downward to reflect specified charges, expenses, and other amounts, adjust or modify awards and performance objectives in recognition of unusual or nonrecurring events, in response to changes in applicable laws, regulations, accounting principles, or other circumstances, with respect to a participant whose position or duties change and, in the case of new participants, during a performance year. The Committee may also defer the timing of interim payments or final payments under the Plan.

     The Plan permits interim payments, but requires that the participant repay the Company to the extent that such interim payments exceed the amount of the final award payment for a performance year. Payment of an award may be deferred by the participant under the Company's Capital Accumulation Plan for Key Employees or another deferral plan, if and to the extent permitted by the Committee. If a participant ceases to be employed due to death, disability, or retirement (including early retirement with the approval of the Committee), the Committee will determine the amount payable as a final award achieved or resulting from the portion of the performance year completed at the date employment ceased. If a participant's employment terminates during a performance year for any other reason, no final award will be paid to the participant.

     The Board of Directors may amend, modify, suspend, or terminate the Plan. Such changes will be subject to initial approval of the Committee and to stockholder approval if and to the extent required by law, regulation, stock exchange or NASDAQ National Market System rule, or to comply with Code Section 162(m). Such provisions may not necessarily require stockholder approval for all Plan amendments that might increase the cost of the Plan or broaden eligibility.

     If compensation under the Plan qualifies as "performance-based compensation" under Section 162(m), as the Company believes will be the case, payments under the Plan will constitute ordinary income to participants, for federal income tax purposes, at the time of payment and the Company will then be entitled to a corresponding tax deduction equal to the amount of such payments, whether or not such payments exceed $1 million.

     Subject to stockholder approval of the Plan, the Committee has granted awards to five Executive Officers under the Plan for 1994. The following table sets forth the name of each Named Executive Officer granted such an award and shows the amount estimated by the Committee to be payable for 1994 performance at targeted levels. The performance objectives for each such award are specific to each Named Executive Officer, but are based upon one or more of the performance criteria (i.e., business unit income, revenues, or EVA) set forth in the Plan, subject in some cases to downward adjustments. The final amounts of payouts under the Plan for 1994 may be greater or less than the amounts set forth below if the actual performance exceeds or falls short of the specified performance objectives:

                                 PLAN BENEFITS
                       PAY-FOR-PERFORMANCE INCENTIVE PLAN

                                                          PAYOUT UNDER 1994 AWARD
                                                            FOR ACHIEVEMENT OF
                               NAME(1)                  TARGETED PERFORMANCE LEVELS
                --------------------------------------  ---------------------------
                David A. Sydorick.....................          $ 1,041,000
                Jeremiah P. O'Grady...................          $ 1,500,000
                Louis V. Bellucci, Sr.................          $ 1,935,000
                Executive Officers as a Group.........          $ 5,791,000

- ---------------

(1) The positions of the Named Executive Officers are set forth in the Summary Compensation Table.

     In the event that stockholders of the Company do not approve the Plan, the initial awards will be cancelled.

     VOTE REQUIRED. Adoption of the proposal to approve the Plan requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote on the subject matter at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE JEFFERIES GROUP, INC.
PAY-FOR-PERFORMANCE INCENTIVE PLAN.

       PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     On March 24, 1994, the Board of Directors of the Company adopted, subject to stockholder approval, the Non-Employee Directors' Stock Option Plan (the "Plan"). The Plan is intended to promote ownership by non-employee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of stockholders of the Company, and to assist the Company in attracting and retaining highly qualified persons to serve as non-employee Directors.

     The Board of Directors adopted the Plan in connection with its determination of the amount of fees for non-employee Directors. As discussed above under the caption "Director Compensation," the Board determined to lower the cash amount of each non-employee Director's annual retainer beginning in May 1994 and provide instead for the annual grant of an option to purchase 1,000 shares under the Plan. The Plan also incorporates and restates the Company's long-standing policy of automatically granting options to purchase 5,000 shares to each non-employee Director at the time he or she is first elected or appointed.

     The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, attached hereto as Appendix C.

     The Plan generally provides for an annual grant to each non-employee Director of an option to purchase 1,000 shares of Common Stock. Such grants will be made automatically on the date Directors are elected or reelected at the Company's annual meeting, beginning in 1994. In addition, the Plan provides for the automatic grant to a non-employee Director, at the time he or she is first elected or appointed, of an option to purchase 5,000 shares of Common Stock. Only one option may be granted to a non-employee Director in any calendar year, so that a Director who is initially elected or appointed in January and receives a 5,000-share option grant at that time could not receive an additional option grant on the date of the annual meeting that year, but a Director initially elected or appointed in December would receive the 5,000-share option grant at that time and could receive a 1,000-share option grant on the date of the annual meeting (assuming reelection) during the following year.

     A non-employee Director means a person who, on an option grant date, is not and has not been during the preceding three months an employee of the Company or any parent or subsidiary of the Company. Currently, five Directors would qualify as non-employee Directors under the Plan.

     Stock options granted under the Plan are non-qualified stock options having an exercise price equal to 100% of the fair market value of the Common Stock at the date of grant. Directors are not required to pay any cash consideration at the time of grant of options. A Director may pay the exercise price of an option in cash or by surrendering previously acquired shares of Common Stock. On March 25, 1994, the reported closing price of the Company's Common Stock on the NASDAQ National Market System was $43.375 per share.

     All options become exercisable three months after the date of grant, although certain restrictions may apply under the federal securities laws to transfers of shares acquired upon exercise of an option within six months after the grant of the option. Options granted under the Plan expire at the earlier of five years after the date of grant, twelve months after the optionee ceases to serve as a Director due to death, disability, or retirement at or after age 65, or sixty days after the optionee ceases to serve as a Director of the Company for any other reason. If a Director ceases to serve as such for any reason other than death, disability, or retirement at or after age 65, the option may be exercised only if it was exercisable at the date of such cessation of service. A Director will not be treated as having ceased to serve as such if he or she continues as an employee of the Company or any subsidiary. Options are not transferable by the optionee otherwise than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death, and are exercisable during the Director's lifetime only by the Director.

     A total of 75,000 shares of Common Stock are reserved and available for issuance and delivery under the Plan. Such shares may be authorized and unissued shares or treasury shares. If any option expires or terminates without having been exercised in full, the shares remaining subject to such option will again be available for option grants under the Plan. The number and kind of shares issuable under the Plan will be appropriately adjusted by the Board in the event of a recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, liquidation, dissolution, certain extraordinary dividends, or other similar corporate transaction or event in order to prevent dilution or enlargement of Directors' rights under the Plan.

     The Plan will be administered by the Board of Directors, provided that any action by the Board shall be taken only if approved by vote of a majority of the Directors who are not then eligible to participate in the Plan. The Plan may be amended, altered, suspended, discontinued, or terminated by the Board without further stockholder approval, unless such approval is required by law or regulation or under the rules of any automated quotation system (such as the NASDAQ National Market System) or stock exchange on which the Common Stock is then quoted or listed. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of optionees on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

     The Plan will become effective upon its approval by stockholders. Unless earlier terminated by the Board, the Plan will terminate when no shares remain available for further option grants and no previously granted options remain outstanding.

     The following table sets forth the number of options that would have been automatically granted to non-employee Directors as a group under the Plan in 1993 had the Plan been in effect during that year:

                               NEW PLAN BENEFITS
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                             NAME AND POSITION                    NUMBER OF OPTIONS
            ----------------------------------------------------  -----------------
            Non-employee Directors
              (5 in number).....................................        9,000

     FEDERAL INCOME TAX CONSEQUENCES. The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to optionees. The grant of an option will create no tax consequences for the optionee or the Company. Upon exercise of an option, the optionee must generally recognize ordinary income equal to the fair market value of the Common Stock acquired on the date of exercise minus the exercise price, and the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the optionee. A disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis (i.e., the exercise price plus the amount recognized as ordinary income) in such shares. Generally, there will be no tax consequences to the Company in connection with a disposition of option shares. Different rules may apply to an option exercised by a Director less than six months after the date of grant.

     VOTE REQUIRED. Adoption of the proposal to approve the Plan requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE JEFFERIES GROUP, INC. NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

                                 OTHER MATTERS

     Management does not know of any other matters to come before the Annual Meeting. However, if any additional matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on such matters.

                ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS

     The Annual Report, including financial statements, for the Company's fiscal year ended December 31, 1993, accompanies this Proxy Statement, but is not deemed a part of the proxy soliciting material. KPMG Peat Marwick was the Company's certified public accountants for the year ended December 31, 1993. The appointment of auditors is approved annually by the Board of Directors, which approval is based, in part, on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. Stockholder approval is not sought in connection with this selection.

     A representative of KPMG Peat Marwick, the independent auditors who examined the consolidated financial statements of the Company for 1993, is expected to be present at the meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he so desires.

                             ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (including financial statements and schedules thereto), as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder solicited hereby upon written request to Jerry M. Gluck, Secretary of the Company, at 11100 Santa Monica Boulevard, 12th Floor, Los Angeles, California 90025.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy material relating to the 1995 Annual Meeting of Stockholders must be received by the Company at its principal executive offices in Los Angeles, California, at the address set forth on the first page hereof, no later than December 7, 1994. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to the 1995 Annual Meeting of Stockholders, any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission and the Company's By-Laws at that time in effect.

                                          For the Board of Directors,

                                          [SIG]

                                          Jerry M. Gluck, Secretary

April 4, 1994

                                                                      APPENDIX A

                          INCENTIVE COMPENSATION PLAN
                                      FOR
                                FRANK E. BAXTER,
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             JEFFERIES GROUP, INC.

 1.  Purpose

     The purpose of this Plan is to motivate and reward Mr. Baxter for achieving profit levels that are in the best interests of the Company's shareholders and to encourage him to remain with the Company to continue to serve those interests.

 2.  Administration

     The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), who shall have sole discretion in interpreting the terms of this Plan, in setting goals and objectives as provided for herein, in defining those items that should or should not be included in the definition of "profits" for Plan purposes, and in approving any exceptions hereto.

     No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith pursuant to this Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's charter or by-laws, and under any directors and officers liability insurance coverage which may be in effect from time to time.

 3.  Operation of the Plan

     (a) At or as close to the start of the Company's fiscal year, as may be practical, the Committee shall establish the following:

          (i) A "target" level of Company profits after tax and all incentive payments, including payments under this Plan, that must be achieved during the fiscal year in order for Mr. Baxter to earn his targeted level of compensation and that is deemed to be a reasonable, desired and competitive level of return to the Company's shareholders.

          (ii) A "target" level of compensation for Mr. Baxter in his capacity as Chairman, President and Chief Executive Officer of the Company that is deemed to be reasonable and appropriate based on an analysis of peer companies and is commensurate with the target level of profits set by the Committee.

          (iii) The amount of the target level of compensation that will be paid to Mr. Baxter at regular intervals as salary during the Company's fiscal year.

          (iv) The rate, stated as a percentage of after-tax profits, at which Mr. Baxter's compensation will be reduced from the target compensation level if such profits do not equal or exceed the target level.

          (v) The rate or rates, stated as percentages of after-tax profits, by which Mr. Baxter's compensation will be increased from the target compensation level if such profits exceed the target level.

     (b) At the end of the Company's fiscal year and subsequent to adjustments to the Company's financial results, if any, determined by the Company's outside auditors, the Committee shall:

          (i) Determine the amount of the Company's profits after tax and after incentives from this or any other plan or arrangement and may make adjustments to such profits as it deems appropriate to reflect gains or losses on the sale of assets, repurchase or sale of Company stock, issuance and/or exercise of stock options or any other similar transaction that it deems appropriate and consistent with serving the best interests of the Company's shareholders.

          (ii) Based on such determination of profits, the Committee shall determine the amount of reduction or increase from Mr. Baxter's target compensation and shall authorize payment, in accordance with paragraph 4, below, of the amount, if any, over and above his salary that reflects compensation earned under this Plan.

 4.  Payment of Amount Earned Under the Plan

     Amounts earned under this Plan, pursuant to paragraph 3(b)(ii), above, shall be paid as follows:

     (a) Thirty-three and one-third percent (33 1/3%) of the amount earned will be paid as soon after it is determined as may be practical.

     (b) Thirty-three and one-third percent (33 1/3%) of the amount earned will be paid at the end of the next succeeding fiscal year, subject to the provisions of paragraph 5, below.

     (c) Thirty-three and one-third percent (33 1/3%) of the amount earned will be paid at the end of the second succeeding fiscal year, subject to the provisions of paragraph 5, below.

 5. Adjustments to Deferred Payments

     (a) Amounts deferred for payment, pursuant to paragraphs 4(b) and 4(c), above, will be converted, at the time of their initial determination, into "phantom" shares of Jefferies Group, Inc. stock. The number of such phantom shares will be determined by dividing (i) the sum of the amounts deferred by
(ii) the closing price per share as of the first trading day of the Company's stock following or coincident with the end of the Company's fiscal year for which the incentive payments were earned.

     (b) In the event any portion of the amount deferred for payment, pursuant to paragraphs 4(b) and 4(c) above, is attributable to profits that are in excess of "target," as determined pursuant to paragraph 3(a)(i) of this Plan, the number of phantom shares determined pursuant to paragraph 5(a) will be reduced prior to payment if profits in either of the two fiscal years during deferral are below "target."

     The amount by which such phantom shares will be reduced is determined by dividing (i) the product of the amount by which profits are below target (up to the amount by which profits in the year or years in which the deferred payments were earned exceeded target), and the difference between the rate applied to such excess and the rate at which Mr. Baxter's target compensation is reduced for profits below target, by (ii) an amount equal to the sum of the closing price of the Company's stock on the first trading day following or coincident with the close of the Company's fiscal year for which such adjustment is being determined, and the amount of dividends, if any, declared on shares of the Company's Common Stock during the years of deferral.

     For purposes of the above paragraph, the adjustment will be determined first using the highest rate paid to Mr. Baxter during a fiscal year for which there was an "excess" over target and then to the next highest rate, until the amount of the compensation reduction attributable to the shortfall of profits, or the amount of the excess profits, whichever is lesser, is offset against the deferred payments attributable to "excess" profits.

     (c) The amount of a deferred payment to be made to Mr. Baxter will be determined at the time it is to be paid by multiplying the number of phantom shares, adjusted pursuant to paragraph 5(a), to be paid, by the sum of (i) the closing price of the Company's stock on the first trading day following or coincident with the close of the Company's fiscal year for which such adjustment is being determined, and (ii) the amount of dividends declared on shares of the Company's Common Stock during the years of deferral.

 6.  Forfeiture of Deferred Payments

     In the event Mr. Baxter is terminated for cause, he will forfeit any deferred amounts not yet payable as of the date of such termination. In the event of Mr. Baxter's approved retirement, termination for other than cause, death or permanent disability, any deferred amounts not yet payable as of the date of such event shall be paid on their regularly scheduled payment date, or earlier at the sole discretion of the Committee, without regard to the adjustment described in paragraph 5(b), above.

 7.  Discretionary Payments

     Notwithstanding any of the preceding, the Committee, in its sole discretion, may authorize payments to Mr. Baxter when it deems such payments are consistent with the purpose of this Plan and are in the best interests of the Company's shareholders.

 8.  Withholding of Payroll Taxes

     Prior to payment, the Company may withhold such amounts as may be appropriate to pay payroll taxes on amounts earned under this Plan.

 9.  Participation in Other Compensation or Benefit Plans

     Nothing in this Plan shall preclude Mr. Baxter's participation in any other Company compensation or benefit plans.

10.  No Guarantee of Continued Employment

     Nothing in the Plan shall constitute a guarantee of Mr. Baxter's continued employment with the Company.

                                                                      APPENDIX B

                             JEFFERIES GROUP, INC.

                       PAY-FOR-PERFORMANCE INCENTIVE PLAN

     1.  PURPOSE.   The purpose of this Pay-For-Performance Incentive Plan (the
"Plan") is to assist Jefferies Group, Inc. (the "Company") and its subsidiaries in attracting, retaining, motivating, and rewarding employees who occupy key positions relating to specified Business Units (as hereinafter defined), and contribute to the growth and annual profitability of the Company and its subsidiaries through the award of annual incentives.

     2. DEFINITIONS. In addition to the terms defined in Section 1 hereof, the following terms used in the Plan shall have the meanings set forth below:

          (a) "Award" means the amount potentially payable to a Participant, as provided in Section 4.

          (b) "Business Unit" means the Company or any department, division, subsidiary, or other business unit or function of the Company for which separate operational financial results are available to the Committee, including the Convertible Securities Department, Corporate Finance Department, Equity Division, International Convertible Securities Department, Taxable Fixed Income Division, International Department, Investment Technology Group, Inc., and such successor or other business units as may be added from time to time.

          (c) "Business Unit Income" means the pre-tax net income, before payment of bonuses (including amounts payable under the Plan), capital charges and general and administrative expenses of a specified Business Unit for the Performance Year.

          (d) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall be deemed to include successor provisions or regulations.

          (e) "Committee" means the Compensation Committee of the Board of Directors, or such subcommittee thereof as may be designated by the Board of Directors to administer the Plan. Each member of the Committee shall be an "outside director" for purposes of Section 162(m) of the Code and regulations thereunder (including Proposed Regulation 1.162-27(e)(3) and (h)(2)).

          (f) "Eligible Employee" means each key employee who is in charge of a Business Unit or whose performance can be expected to have a substantial effect on the results of a Business Unit, as determined by the Committee.

          (g) "Participant" means an Eligible Employee granted an Award by the Committee for a designated Performance Year.

          (h) "Performance Objectives" means the measures of performance specified by the Committee in accordance with Section 4, the achievement of which is a condition of payment of final Awards.

          (i) "Performance Year" means the fiscal year to which an Award relates; provided, however, that, with respect to a Participant who becomes employed in a new position such that the Committee determines to grant an Award after the start of a fiscal year, the Performance Year shall be the portion of the fiscal year during which such Participant is so employed.

          (j) "Revenues" means all revenues generated by a specified Business Unit for the Performance Year.

          (k) "EVA" (economic value added) means the amount by which a Business Unit's after-tax income exceeds the cost of the capital used by the Business Unit during the Performance Year. To determine such cost of the capital used, the Committee will, when it establishes a Performance Objective based on EVA, determine the average cost of capital for the Company (stated as a percentage) for the Performance Year, which cost of capital will be multiplied by the amount of capital actually used by the Business Unit during the Performance Year.

     3.  ADMINISTRATION.

     (a) Generally. The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power to specify rules, Election Forms and other forms, and instructions for such forms. Any actions of the Committee with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan. The Committee shall have the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     (b) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. Neither a member of the Committee nor any officer or employee of the Company or a subsidiary acting on behalf of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified, reimbursed, and protected by the Company, as provided in the Company's Certificate of Incorporation and By-Laws, with respect to any such action, determination, or interpretation.

     4.  AWARDS.

     (a) Granting of Awards. Prior to the date on which Performance Objectives must be established in order to comply with Section 162(m) of the Code with respect to each Performance Year, the Committee, in its sole discretion, shall select the Eligible Employees to whom Awards will be granted for such Performance Year and will establish the Performance Objectives and other terms of such Awards. An Eligible Employee may be granted an Award for more than one Business Unit.

     (b) Performance Objectives. The Performance Objectives for an Award shall consist of a specified percentage or percentages of the Business Unit Income, Revenues and/or EVA of a Business Unit, the results of which the Committee believes will be substantially affected by the performance of the Participant, and a target amount of Business Unit Income, Revenues and/or return on capital of such Business Unit required before any portion of the Award will become payable. The Committee shall, in its sole discretion, establish such percentage or percentages and targets, subject to Section 4(c). Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder (including Proposed Regulation 1.162-27(e)(2)). Performance Objectives may differ for Awards to different Participants, except that no business criteria other than as specified in this Section 4(b) may be used in establishing the Performance Objective for an Award. To the extent consistent with Section 162(m)(4)(C) of the Code and regulations thereunder (including Proposed Regulation 1.162-27(e)(2)), the Committee may do the following:

          (i) provide that the annual income or EVA of the Business Unit considered as the Performance Objective shall be adjusted downward to reflect specified charges, expenses, and other amounts (including amounts that would otherwise constitute bonuses, capital charges or general and administrative expenses);

          (ii) adjust or modify Awards or terms of Awards and Performance Objectives (x) in recognition of unusual or nonrecurring events affecting the Company or any Business Unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (y) with respect to any Participant whose position or duties with the Company or any subsidiary changes during a

     Performance Year, or (z) with respect to any person who first becomes a Participant after the first day of the Performance Year;

          (iii) defer all or any part of interim payments until certification of the final Award for the Performance Year;

          (iv) defer all or any part of final Award payments until the earliest time such payments may be made without causing them to fail to be deductible by the Company under Section 162(m) of the Code; and

          (v) consider other performance criteria in exercising discretion under
     Section 4(d) hereof.

     (c) Maximum Award. The maximum percentage of Business Unit Income, Revenues and EVA of a Business Unit that may be specified as the Performance Objectives and therefore potentially payable under an Award to any Participant for any Performance Year shall be 30%, 10% and 25%, respectively. In addition, the maximum combined percentage of the Business Unit Income, Revenues and EVA of a Business Unit that may be specified as the Performance Objectives for Awards to all Participants with respect to any one Business Unit shall be 30%, 10% and 25%, respectively.

     (d) Determination of Amounts Payable; Limits on Discretion. As promptly as practicable following the end of each Performance Year, the Committee shall determine whether and the extent to which the terms of Awards have been satisfied, including the extent to which Performance Objectives have been achieved and other material terms of Awards have been satisfied, and the amounts payable to each Participant with respect to his or her Award. Such determinations shall be set forth in a written certification (including for this purpose approved minutes of the meeting at which such determinations were made). The Committee may, in its sole discretion, in view of its assessment of the business strategy of the Company and Business Units thereof, performance of comparable organizations, economic and business conditions, personal performance of the Participant, and any other circumstances deemed relevant, decrease the amount determined to be payable as a final Award or cancel such Award. Other provisions of the Plan notwithstanding, the Committee shall have no discretion to increase the amounts payable with respect to an Award.

     (e) Termination. If a Participant ceases to be employed by the Company or a participating subsidiary prior to the end of a Performance Year for any reason other than death, disability (as determined by the Committee), normal retirement, or early retirement with the approval of the Committee, no final Award for such Performance Year shall be payable to such Participant. If such cessation of employment results from such Participant's death, disability (as determined by the Committee), normal retirement, or early retirement with the approval of the Committee, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable, the amount payable as a final Award under Section 4(d) achieved or resulting from the portion of such Performance Year completed at the date of cessation of employment, and the amount of the final Award payable based on such determinations. Such determinations shall be set forth in a written certification, as specified in
Section 4(d). Such Participant or his or her beneficiary shall be entitled to receive payment of such final Award, reduced by any payments previously received, at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Code Section 162(m) and provided that, in the event the final Award is less than the payments previously made to the Participant, the Participant shall repay such amounts to the Company forthwith.

     (f) Payment of Awards. Except as provided in Section 4(e) and this Section 4(f) and subject to Section 4(b) and 4(h), each Participant may receive interim payments as frequently as semimonthly, at the Committee's discretion, provided, however, that any such payments made exceeding the final Award as certified by the Committee shall be repaid to the Company forthwith. If and to the extent specified by the Committee, each Participant shall have the right to defer his or her receipt of part or all of any payment due with respect to an Award under and in accordance with the terms and conditions of the Company's Capital Accumulation Plan for Key Employees or other specified deferred compensation plan. If a Participant dies prior to payment or deferral of payment of a final Award hereunder, any remaining payments due to such

Participant shall be paid to person(s) designated as beneficiary(ies) in an election form filed with the Company's Secretary and specifically applicable to amounts payable under the Plan, without regard to any deferral election.

     (g) Tax Withholding. The Company and any participating subsidiary shall have the right to deduct from any amount payable hereunder any amounts that federal, state, local, or foreign tax law requires to be withheld with respect to such payment.

     (h) Conformity of Plan to Code Section 162(m). It is the intent of the Company that compensation under the Plan shall constitute "performance-based compensation" within the meaning of Code Section 162(m)(4)(C) and regulations thereunder (including Proposed Regulation 1.162-27(e), and subject to the transition rules under Proposed Regulation 1.162-27(h)(2)). Accordingly, terms used in the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder (including Proposed Regulation 1.162-27). If any provision of the Plan or any agreement evidencing an Award hereunder does not comply or is inconsistent with the requirements of Code Section 162(m)(4)(C) or regulations thereunder (including Proposed Regulations 1.162-27(e) and (h)(2)), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     5.  GENERAL PROVISIONS.

     (a) No Rights to Final Award or Rights to Participate. Until the Committee has determined to make a final Award to a Participant under Section 4(d) or (e), a Participant's selection to participate, grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award shall become a final Award or that payment will be made with respect to an Award under the Plan. Nothing in the Plan shall be deemed to give any Eligible Employee any right to participate in the Plan except upon determination of the Committee under Section 4.

     (b) No Rights to Employment. Nothing contained in the Plan or in any documents related to the Plan or any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant, or in the employ of the Company or a subsidiary or constitute any contract or agreement of employment, or interfere in any way with the right of the Company or a subsidiary to reduce such person's compensation, to change the position held by such person, or to terminate the employment of such person, with or without cause.

     (c) Non-Transferability. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except upon a Participant's death by will or the laws of descent and distribution or to a designated beneficiary, or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

     (d) Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action taken pursuant to the provisions of the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     (e) Participation in Other Compensation or Benefit Plans. Nothing in the Plan shall preclude any Participant from participation in any other compensation or benefit plan of the Company.

     (f) Governing Law. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent the Delaware General Corporation Law and provisions of federal law may be applicable). If any provision hereof shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

     (g) Amendment and Termination of Plan and Awards. The Board of Directors may, at any time, terminate or, from time to time, amend, modify, or suspend the Plan, provided that any such action shall be subject to initial approval by the Committee and to stockholder approval if and to the extent required by law, regulation, or the rules of any stock exchange or automated quotation system upon which the Company's Common Stock may be listed or quoted, or to comply with Code Section 162(m). Except as provided in Section 4 (including the limitation under Section 4(h)), the Committee may modify the terms and provisions of any Awards theretofore awarded to any Participants which have not become final Awards and been settled by payment (or would have been settled by payment but for an election to defer payment pursuant to Section 4(f)).

     (h) Effective Date. The Plan shall become effective as of January 1, 1994, for Performance Years beginning on or after such date, and shall remain in effect until such time as it may be terminated pursuant to Section 5(g).

     (i) Stockholder Approval. Prior to completion of the initial Performance Year under the Plan, the Plan shall be submitted to, and must be approved in a separate vote by, the affirmative votes of the holders of a majority of voting securities present in person or represented by proxy and entitled to vote on the subject matter, at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof, or by the written consent of the holders of a majority of voting securities entitled to vote, in accordance with applicable provisions of the Delaware General Corporation Law and Section 162(m) of the Code. Any Awards granted under the Plan prior to such approval of stockholders shall be effective when granted, but if stockholders fail to approve the Plan as specified hereunder, any previously granted Award shall be forfeited and cancelled and any payments previously made with respect to such Awards shall be repaid to the Company forthwith. In addition, the Plan shall be submitted to stockholders for reapproval at such times, if any, required in order that compensation under the Plan shall qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder.

     As approved by the Compensation Committee and adopted by the Board of Directors on March 24, 1994.

                                                                      APPENDIX C

                             JEFFERIES GROUP, INC.

                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     1. Purpose. The purpose of this Non-Employee Directors' Stock Option Plan (the "Plan") of Jefferies Group, Inc. (the "Company") is to promote ownership by non-employee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of stockholders of the Company, and to assist the Company in attracting and retaining highly qualified persons to serve as non-employee Directors.

     2. Definitions. In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

          (a) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code include regulations thereunder and successor provisions and regulations.

          (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules.

          (c) "Fair Market Value" of Stock means the closing price of the Stock on the date on which such value is to be determined, as reported for such day on the NASDAQ National Market System.

          (d) "Option" means the right, granted to a Participant under Section 6, to purchase Stock at the specified exercise price for a specified period of time under the Plan.

          (e) "Participant" means a Director who is eligible to receive and is granted Options under the Plan.

          (f) "Stock" means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 7.

     3. Shares Available Under the Plan. The total number of shares of Stock reserved and available for delivery under the Plan is 75,000, subject to adjustment as provided in Section 7 below. Such shares may be authorized but unissued shares or treasury shares. If any Option expires or terminates for any reason without having been exercised in full, the shares remaining subject to such Option will again be available for delivery under the Plan.

     4. Administration of the Plan. The Plan will be administered by the Board of Directors of the Company, provided that any action by the Board of Directors relating to the Plan will be taken only if, in addition to any other required vote, approved by the affirmative vote of a majority of the Directors who are not then eligible to participate under the Plan.

     5. Eligibility. Each Director of the Company who, on any date on which an Option is to be granted hereunder, is not, and has not been during the preceding three months, an employee of the Company or any parent or subsidiary of the Company will be eligible to receive a grant of an Option at such date. No person other than those specified in this Section 5 will participate in the Plan.

     6. Stock Options. An Option to purchase 5,000 shares of Stock will be granted under the Plan to each person who, after the effective date of the Plan, is first elected or appointed to serve as a Director of the Company, such grant to be effective at the date of such first election or appointment, if such Director is then eligible to receive an Option grant. In addition, an Option to purchase 1,000 shares of Stock will be granted each year to each Director of the Company who is then eligible to receive an Option grant at the close of business on the day of the Company's annual meeting of stockholders at which Directors (or a class of Directors if the Company then has a classified Board of Directors) are elected or reelected by the Company's stockholders. The foregoing notwithstanding, no Director may be granted an Option more than once during any one calendar year under the Plan. Options granted under the Plan will be non-qualified stock options which will be subject to the following terms and conditions:

          (a) Exercise Price. The exercise price per share of Stock purchasable under an Option will be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option.

          (b) Option Term. Each Option will expire at the earlier of (i) five years after the date of grant, (ii) twelve months after the Participant ceases to serve as a Director of the Company due to death, disability, or retirement at or after age 65, or (iii) sixty days after the Participant ceases to serve as a Director of the Company for any reason other than death, disability, or retirement at or after age 65.

          (c) Exercisability. Each Option will become fully exercisable beginning three months after the date of grant, and will thereafter remain exercisable until the Option expires; provided, however, that an Option previously granted to a Participant will be exercisable after the Participant ceases to serve as a Director of the Company for any reason other than death, disability, or retirement at or after age 65 only if the Option was exercisable at the date of such cessation of service.

          (d) Method of Exercise. Each Option may be exercised, in whole or in part, at such time as it is exercisable and prior to its expiration by giving written notice of exercise to the Company specifying the Option to be exercised and the number of shares to be purchased, and accompanied by payment in full of the exercise price in cash (including by check) or by surrender of shares of Stock of the Company acquired by the Participant at least six months prior to the exercise date and having a Fair Market Value at the time of exercise equal to the exercise price, or a combination of a cash payment and surrender of such Stock.

     7. Adjustment Provisions. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend having a value in excess of 150% of the quarterly dividends paid during the preceding twelve-month period, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board of Directors will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance and delivery under the Plan, (ii) the number or kind of shares of Stock to be subject to each automatic grant of Options under Section 6, and (iii) the number and kind of shares of Stock issuable or deliverable upon exercise of outstanding Options, and/or the exercise price per share thereof (provided that no fractional shares will be issued upon exercise of any Option). The foregoing notwithstanding, no adjustment may be made hereunder except as shall be necessary to preserve, without exceeding, the value of outstanding Options and potential grants of Options. If at any date an insufficient number of shares are available for the automatic grant of Options at that date, Options will be automatically granted under Section 6 proportionately to Participants to the extent shares are available.

     8. Changes to the Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options under the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders at the next annual meeting of stockholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if the Board of Directors determines in its discretion to seek such stockholder approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option; and provided further, that any Plan provision that specifies the Directors who may receive grants of Options, the amount and price of securities to be granted to such Directors, and the timing of grants to such Directors, or is otherwise a "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder.

     9. General Provisions.

     (a) Consideration for Grants; Agreements. Options will be granted under the Plan in consideration of the services of Participants and, except for the payment of the Option exercise price, no other consideration shall be required therefor. Grants of Options will be evidenced by agreements executed by the Company and the Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board of Directors may from time to time approve.

     (b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Stock in connection with any Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law, any requirement under any listing agreement between the Company and any automated quotation system or national securities exchange, or any other law, regulation, or contractual obligation, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     (c) Non-transferability. Options and any other right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-1(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death), and will be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative.

     (d) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options to a Participant. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to any such grant to a Participant, or would cause any Participant no longer to be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Participant. In addition, the Board of Directors shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder, to make any adjustment under Section 9, or take other action if and to the extent such authority would cause a Participant's transactions under the Plan not to be exempt, or would cause Participants no longer to be deemed "disinterested persons," under Rule 16b-3 under the Exchange Act.

     (e) Continued Service as an Employee. If a Participant ceases serving as a Director and, immediately thereafter, he or she is employed by the Company or any subsidiary, then, solely for purposes of Sections 6(b) and (c) of the Plan, such Participant will not be deemed to have ceased service as a Director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a Director; provided, however, that such former Director will not be eligible for additional grants of Options under the Plan.

     (f) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a Director of the Company.

     (g) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any rights of a stockholder of the Company unless and until an Option is duly exercised hereunder.

     (h) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Delaware and applicable federal law.

     10. Effective Date and Duration of Plan. The Plan will be effective at the time stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the shares of Stock present in person, or represented by proxy, and entitled to vote at a meeting of the Company's stockholders duly held in accordance with the Delaware General Corporation Law or any adjournment thereof. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for issuance or delivery under the Plan and the Company has no further rights or obligations with respect to outstanding Options under the Plan.

Adopted by the Board of Directors:                                March 24, 1994

                            JEFFERIES GROUP, INC.
                       Proxy/Voting Direction Card for
                Annual Meeting of Stockholders on May 5, 1994

This Proxy/Voting Direction is solicited by Management of the Company.
The undersigned hereby appoints Frank E. Baxter, Tracy G. Herrick and Barry M. Taylor, and each of them, as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Jefferies Group, Inc., held of record by the undersigned on March 25, 1994 or which the undersigned would be otherwise entitled to vote at the Annual Meeting of Stockholders to be held on May 5, 1994 and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as participants in the Jefferies Group, Inc. Employee Stock Ownership Plan, Employee Profit Sharing Plan and Employee Stock Purchase Plan, will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

Management recommends a vote FOR the election of Directors and FOR adoption of the proposed plans.

1.  Election of Directors:
    Frank E. Baxter, Richard G. Dooley, Tracy G. Herrick, Michael L. Klowden, Frank J. Macchiarola, Barry M. Taylor, Mark A. Wolfson.
2.  Adoption of the Pay-for-Performance Incentive Plan.
3.  Adoption of the Non-Employee Directors' Stock Option Plan.

               (continued and to be signed on the reverse side)


    Please mark your
[X] votes as in this
    example.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR
                         -----------------------------------------------------
election of Directors and FOR the adoption of the proposed Plans.
- ----------------------------------------------------------------

                              FOR   WITHHELD
1. Election of Directors.    [   ]   [   ]
   (see reverse)
   For, except vote withheld from
   the following Nominee(s):

   ----------------------------------
                                              FOR   AGAINST  ABSTAIN
2. Adoption of the Pay-for-Performance       [   ]   [   ]    [   ]
   Incentive Plan.

3. Adoption of the Non-Employee              [   ]   [   ]    [   ]
   Directors' Stock Option Plan

The undersigned acknowledges receipt of the Annual Report, the Notice of Annual Meeting of Stockholders and the Proxy Statement, and hereby revokes all previously granted proxies.

(Please sign exactly as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)


   ----------------------------------


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